EXHIBIT 3(i)


                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF

                              PLAM PROPERTIES, INC.
                              ---------------------

                                  ------------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                              PLAM PROPERTIES, INC.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000). The par value of each of such shares is One Mil ($.001). All such shares are of one class and are shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

      NAME                              MAILING ADDRESS
      ----                              ---------------

T.M. Bonovich                   229 South State Street, Dover, Delaware

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable

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

jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of the directors, which shall constitute the whole Board of Directors, shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to

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

               issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided forherein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on April 17, 1989.


                                             /S/  T.M. BONOVICH
                                             -----------------------------------
                                             T. M. Bonovich
                                             Incorporator

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



                                STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE

     I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "PLAM PROPERTIES, INC.", as received and filed in this office the seventeenth day of April, 1989, at 9 o'clock A.M.





                                                  IN  TESTIMONY   WHEREOF,  I
                                                  have  hereunto  set my hand
                                                  and official  seal at Dover
                                                  this   seventeenth  day  of
                                                  April  in the  year  of our
                                                  Lord  one  thousand,   nine
                                                  hundred and eighty-nine.

                                                  MICHAEL HARKINS
                                                  Secretary of State

                                                  RICHARD L. TEMPLETON
                                                  Assistant Secretary of State


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




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PLAM PROPERTIES, INC.

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation (hereinafter called the "corporation") is PLAM PROPERTIES, INC.

     2. The certificate of incorporation is hereby amended by striking out Articles FIRST and FOURTH thereof and by substituting in lieu of said Articles the following new Articles:

     FIRST: The name of the corporation (hereinafter called the "corporation") is MAYFAIR HOMES CORPORATION.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000). The par value of each of such shares is ONE Mil ($.001). All such shares are of one class and are shares of common stock.

     3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on August 30, 1993.



[CORPORATE SEAL]


                                            /S/ E. SAMUEL EVANS
                                            ------------------------------------
                                            E. Samuel Evans, President


Attest:


/S/ ROBERT S. WILSON
---------------------------
Robert S. Wilson, Secretary

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


                               State of Delaware

                        Office of the Secretary of State

                               -----------------


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "PLAM PROPERTIES, INC." FILED IN THIS OFFICE ON THE SECOND DAY OF

SEPTEMBER, A.D. 1993, AT 9 O'CLOCK A.M.


     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY

RECORDER OF DEEDS FOR RECORDING.



                                          /S/  WILLIAM T. QUILLEN
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

                                                       AUTHENTICATION:  #4042062

                                                               DATE:  09/02/1993


753245036

                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 09:00 AM 09/03/1996
                                                             960255233   2193647

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MAYFAIR HOMES CORPORATION

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation (hereinafter called the "corporation") is MAYFAIR HOMES CORPORATION.

     2. The certificate of incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000). The par value of each of such shares is Two Mils ($.002). All such shares are of one class and are shares of common stock.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on August 23, 1996.

[CORPORATE SEAL]

                                               /S/ E. SAMUEL EVANS
                                               ---------------------------------
                                               E. Samuel Evans, President


Attest:


/S/ ROBERT S. WILSON
---------------------------
Robert S. Wilson, Secretary

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



                                State of Delaware

                        Office of the Secretary of State

                               -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "MAYFAIR HOMES CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF

SEPTEMBER, A.D. 1996 AT 9 O'CLOCK A.M.


     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.



                                          /S/  EDWARD J. FREEL
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State
                                                        AUTHENTICATION:  8094087
                                                                 DATE:  09-06096

2193647   8100

960255233


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


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MAYFAIR HOMES CORPORATION

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation (hereinafter called the "corporation") is MAYFAIR HOMES CORPORATION.

     2. The certificate of incorporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

     FIRST: The name of the corporation (hereinafter called the "corporation") is APPLE HOMES CORPORATION.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on February 18, 1998.


[CORPORATE SEAL]


                                               /S/ E. SAMUEL EVANS
                                               ---------------------------------
                                               E. Samuel Evans, President


Attest:


/S/ ROBERT S. WILSON
---------------------------
Robert S. Wilson, Secretary

Secretary of State
Corporations Division
Suite 315, West Tower
2 Martin Luther King Jr. Dr.
Atlanta, GA 30334-1530


                                        DOCKET NUMBER         =        980580242
                                        CONTROL NUMBER        =          9013010
                                        DATE AUTHORIZED       =       07-09-1990
                                        JURISDICTION          =         DELAWARE
                                        EFFECTIVE DATE        =       02-18-1998
                                        REFERENCE             =             0047
                                        PRINT DATE            =       02-27-1998
                                        FORM NUMBER           =              626


Jim Clark
3633 Wheeler Road
Suite 140
Augusta, GA 30909

                AMENDED CERTIFICATE OF AUTHORITY WITH NAME CHANGE

     I, Lewis A Massey, the Secretary of State and the corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                         MAYFAIR HOMES CORPORATION (DEL)
                          A FOREIGN PROFIT CORPORATION

Incorporated under the laws of the jurisdiction stated above and authorized to transact business in Georgia on the date stated above, has amended its application to transact business by the filing of an amendment changing its name to

                       APPLE HOMES CORPORATION (DELAWARE)

And by paying of fees as required by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said application.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.



                                              Lewis A. Massey
                                              Secretary of State



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